EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements (Form S-3 Nos. 333-215147, 333-221350, 333-231348 and 333-234537) of Cytokinetics, Incorporated, and
2)

Registration Statements (Form S-8 Nos. 333-115146, 333-125973, 333-133323, 333-136524, 333-140963, 333-149713, 333-152850, 333-161116, 333-168520, 333-176089, 333-183091, 333-190458, 333-206101, 333-221348, 333-236889, 333-238786, 333-256054, and 333-260840) pertaining to the Amended and Restated 2004 Equity Incentive Plan of Cytokinetics, Incorporated;

of our reports dated February 25, 2022, with respect to the consolidated financial statements of Cytokinetics, Incorporated and the effectiveness of internal control over financial reporting of Cytokinetics, Incorporated included in this Annual Report (Form 10-K) of Cytokinetics, Incorporated for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California

February 25, 2022